Exhibit 99.12


                                                                  EXECUTION COPY


                             Strayer Education, Inc.
                              1100 Wilson Boulevard
                            Arlington, Virginia 22209


                                                                  March 9, 2004

New Mountain Partners, L.P.
712 Fifth Avenue, 23rd Floor
New York, New York 10019

MidOcean Capital Investors, L.P.
320 Park Avenue, 17th Floor
New York, New York 10022

New Mountain Strayer Trust
712 Fifth Avenue, 23rd Floor
New York, New York 10019

Ladies and Gentlemen:

            Reference is made to (1) the Preferred Stock Purchase Agreement, dated as of November 28, 2000 (the "Preferred Stock Purchase Agreement"), by and among Strayer Education, Inc., a Maryland corporation (the "Company"), New Mountain Partners, L.P. ("New Mountain") and MidOcean Capital Investors, L.P. (formerly known as DB Capital Investors, L.P., "MidOcean"), pursuant to which, among other things, the Company issued and sold to New Mountain and MidOcean an aggregate of 5,769,231 shares of the Company's Series A Convertible Preferred Stock, par value $0.01 per share ("Series A Preferred Stock"); (2) the Shareholders' Agreement, dated as of March 16, 2001 (the "Shareholders' Agreement"), by and between New Mountain and MidOcean; (3) the Registration Rights Agreement, dated May 15, 2001 (the "Registration Rights Agreement"), by and among New Mountain, MidOcean and the Company; (4) the Articles Supplementary of the Company, as filed with the State Department of Assessments and Taxation of Maryland on May 15, 2001 (the "Articles Supplementary"), which, among other things, set forth the powers, rights and other terms of the Series A Preferred Stock;
(5) the Amendment and Joinder to the Shareholders' Agreement, dated as of January 14, 2004 (the "Joinder Agreement"), by and among New Mountain, MidOcean and New Mountain Strayer Trust ("New Mountain Trust" and, together with New Mountain and MidOcean, the "Selling Stockholders"); (6) the letter agreement, dated February 3, 2004, by and among New Mountain, MidOcean and the Company (the "Letter Agreement"); and (7) the Support and Option Agreement, dated as of November 28, 2000, by and among the Company, Ron K. Bailey, individually and in any Representative Capacity, and New Mountain and MidOcean (the "Option Agreement").

            At the request of the Selling Stockholders, the Company has prepared and filed with the Securities and Exchange Commission a registration statement on Form S-3 (File No. 333-112499) (the "Registration Statement") in connection with the registration

New Mountain Partners, L.P.
MidOcean Capital Investors, L.P.
New Mountain Strayer Trust
March 9, 2004



of 3,450,000 shares of the Company's common stock, par value $.01 per share ("Common Stock"), for resale by the Selling Stockholders and certain management selling stockholders. In connection with the offering contemplated by the Registration Statement (including the sale of any shares of Common Stock pursuant to the Over-allotment Option (as defined below), the "Offering"), the Company, the Selling Stockholders and Management (as defined below) intend to enter into an underwriting agreement (the "Underwriting Agreement") with one or more underwriters led by Credit Suisse First Boston LLC (the "Underwriters"). A form of the Underwriting Agreement has been provided to the parties to this letter agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement.

            The Company and the Selling Stockholders agree as follows:

            1. Number of Shares to be Sold. Notwithstanding anything to the contrary contained in the Shareholders' Agreement, the Registration Rights Agreement or the Joinder Agreement, New Mountain shall be permitted to sell in the Offering 1,855,139 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock owned by New Mountain (including up to 243,121 shares of Common Stock pursuant to the Over-allotment Option), MidOcean shall be permitted to sell in the Offering 1,091,879 shares of Common Stock including (i) 858,879 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock owned by MidOcean (including up to 91,879 shares of Common Stock pursuant to the Over-allotment Option) and (ii) 233,000 shares of Common Stock issuable upon exercise of the option granted to it pursuant to the Option Agreement (the "Bailey Shares"), and New Mountain Trust shall be permitted to sell in the Offering 387,982 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock owned by New Mountain Trust. The Offering shall also include the 115,000 Management Shares (as set forth below). Of the 450,000 shares of Common Stock to be sold in the Offering pursuant to the over-allotment option (the "Over-allotment Option") to be granted to the Underwriters by New Mountain, MidOcean and certain members of the Company's management ("Management") pursuant to the Underwriting Agreement, up to 243,121 shares shall be sold by New Mountain, up to 91,879 shares shall be sold by MidOcean, and up to 115,000 shares shall be sold by Management (the "Management Shares"). All of the shares of Common Stock to be sold by New Mountain and MidOcean pursuant to the Over-allotment Option shall be issued upon conversion of shares of Series A Preferred Stock.

            2. Board Representation.

            (a) Following completion of the Offering, pursuant to Section 10 of the Articles Supplementary, the number of members of the Board of Directors of the Company (the "Board") that New Mountain shall be entitled to elect shall be reduced from 40% of the total members of the Board to one member.

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

New Mountain Partners, L.P.
MidOcean Capital Investors, L.P.
New Mountain Strayer Trust
March 9, 2004



            (b) In connection therewith, New Mountain hereby acknowledges that effective upon completion of the Offering, Robert R. Grusky, J. David Wargo and David A. Coulter (the "Directors") will resign from the Board and any committees thereof.

            3. Conversion of Series A Preferred Stock.

            (a) The execution by the Selling Stockholders of the Underwriting Agreement shall (except as provided in Section 3(e) below) constitute written notice (as required by Section 7(b) of the Articles Supplementary) to the Company that New Mountain, MidOcean and New Mountain Trust shall have elected, pursuant to Section 7(a) of the Articles Supplementary, to convert, effective as of the closing (the "First Closing") occurring on the First Closing Date, the Applicable Firm Number (as defined below) of shares of Series A Preferred Stock held by such Selling Stockholder into shares of Common Stock (the "Conversion"). Certificates evidencing the shares of Common Stock issuable upon such Conversion shall be issued in the name of, and shall be delivered by the Company to, the respective Selling Stockholders against delivery pursuant to Section 3(f) below of certificate(s) representing the Applicable Firm Number of shares of Series A Preferred Stock, at least one business day prior to the First Closing, such delivery to be made at the location of such First Closing. "Applicable Firm Number" means that number of shares of Series A Preferred Stock which, if converted into shares of Common Stock in accordance with Section 7 of the Articles Supplementary (taking into account all accumulated and unpaid dividends thereon to but not including the Conversion Date (the First Closing Date) in accordance with the Articles Supplementary and the Letter Agreement), would result in the issuance upon such Conversion of 1,612,018 shares of Common Stock in the case of New Mountain, 767,000 shares of Common Stock in the case of MidOcean and 387,982 shares of Common Stock in the case of New Mountain Trust. The Company acknowledges and agrees that the certificates registered in the name of New Mountain, MidOcean, and New Mountain Trust, respectively, representing 1,454,205 shares, 691,914 shares, and 350,000 shares of Series A Preferred Stock represent, in addition to the 1,454,205 shares, 691,914 shares, and 350,000 shares of Series A Preferred Stock indicated on the face of such certificates, an additional 157,813 shares, 75,086 shares and 37,982 shares of Series A Preferred Stock representing accrued dividends to but not including the First Closing Date, in accordance with the Articles Supplementary and the Letter Agreement. As a result, the Applicable Firm Number of shares of Series A Preferred Stock evidenced by such certificates as of the First Closing Date equals 1,454,205 in the case of New Mountain, 691,914 in the case of MidOcean, and 350,000 in the case of New Mountain Trust.

            (b) The delivery by the Underwriters to the Company, New ountain, MidOcean and Management of each notice referred to in Section 3 of the Underwriting Agreement of the exercise of the Over-allotment Option (the "Underwriters' Notice") shall (except as provided in Section 3(e) below) constitute a


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

New Mountain Partners, L.P.
MidOcean Capital Investors, L.P.
New Mountain Strayer Trust
March 9, 2004



written notice (as required by Section 7(b) of the Articles Supplementary) to the Company that New Mountain and MidOcean shall have elected, pursuant to
Section 7(a) of the Articles Supplementary, to convert, effective as of the closing (the "Option Closing") occurring on the applicable Option Closing Date, the Applicable Option Number (as defined below) of shares of Series A Preferred Stock held by New Mountain and MidOcean into the number of shares of Common Stock in respect of which the Over-allotment Option is exercised (the "Option Conversion"). Certificate(s) evidencing such number of shares of Common Stock issuable upon such Option Conversion to New Mountain and MidOcean shall be issued in the name of, and shall be delivered by the Company to, New Mountain and MidOcean against delivery pursuant to Section 3(f) below of certificate(s) representing the Applicable Option Number of shares of Series A Preferred Stock, at least one business day prior to the Option Closing, such delivery to be made at the location of such Option Closing. "Applicable Option Number" means that number of shares of Series A Preferred Stock which, if converted into shares of Common Stock in accordance with Section 7 of the Articles Supplementary (taking into account all accumulated and unpaid dividends thereon to but not including the Conversion Date (the date of the Option Closing) in accordance with the Articles Supplementary and the Letter Agreement), would result in the issuance upon such Option Conversion of the number of shares of Common Stock in respect of which New Mountain and MidOcean, as applicable, would sell to the Underwriters pursuant to the Over-allotment Option.

            (c) The number of shares of Common Stock issuable upon the Conversion and the Option Conversion referred to in Sections 3(a) and 3(b) above shall be computed in accordance with the Articles Supplementary and the Letter Agreement. Any cash in lieu of fractional shares of Common Stock payable upon the Conversion or Option Conversion shall be payable to the Selling Stockholders, as applicable.

            (d) The Company hereby waives any requirement that the Company receive any additional formal written Conversion Notice (as defined in Section 7(b) of the Articles Supplementary) from the Selling Stockholders with respect to the shares of Series A Preferred Stock to be converted into shares of Common Stock as contemplated by paragraphs (a) and (b) above.

            (e) The parties hereby agree that the Conversion Date (as defined in Section 7(b) of the Articles Supplementary) with respect to the Applicable Firm Number of shares of Series A Preferred Stock and the Applicable Option Number of shares of Series A Preferred Stock shall be the First Closing Date and the applicable Option Closing Date, respectively; provided, however, that the Conversion and the Option Conversion shall occur if and only if the First Closing and the Option Closing, respectively, occur; and provided, further, that if the First Closing does not occur by March 31, 2004, no notice of conversion by the Selling Stockholders shall be deemed to have been given to the Company and no conversion of such shares of Series A Preferred Stock shall occur or be deemed to have occurred by reason of this letter agreement, and


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

New Mountain Partners, L.P.
MidOcean Capital Investors, L.P.
New Mountain Strayer Trust
March 9, 2004



in which case, the Company shall return the certificates evidencing the shares of Series A Preferred Stock referred to in Section 3(f) below to New Mountain, MidOcean and New Mountain Trust as applicable, not later than the earlier of the date of termination of the Underwriting Agreement or March 31, 2004.

            (f) At least one business day prior to the First Closing, each of New Mountain, MidOcean and New Mountain Trust shall surrender to the Company at the location of the First Closing certificate(s) evidencing at least their respective Applicable Firm Number of shares of Series A Preferred Stock, duly endorsed and free and clear of all liens and encumbrances (other than encumbrances that, pursuant to Section 4 below, shall cease upon the sale of the shares of Common Stock in the Offering), as provided in Section 7(b) of the Articles Supplementary. At least one business day prior to each Option Closing, New Mountain and MidOcean shall surrender, if such Selling Stockholder is selling shares of Common Stock in such Option Closing, to the Company at the location of the Option Closing certificate(s) evidencing at least the Applicable Option Number of shares of Series A Preferred Stock, duly endorsed and free and clear of all liens and encumbrances (other than encumbrances that, pursuant to Section 4 below, shall cease upon the sale of the shares of Common Stock in the Offering), as provided in Section 7(b) of the Article Supplementary.

            (g) If any of the certificates evidencing the shares of Series A Preferred Stock surrendered in accordance with paragraph (f) above evidence a number of shares of Series A Preferred Stock greater than the Applicable Firm Number or the Applicable Option Number being converted, the Company shall issue and deliver to the applicable Selling Stockholder at the First Closing and/or any Option Closing a certificate or certificates evidencing the number of shares of Series A Preferred Stock evidenced by such surrendered certificates that shall not have been converted into shares of Common Stock.

            (h) MidOcean acknowledges and agrees to provide the requisite notice and take all such actions as are necessary so that MidOcean can and will deliver the Bailey Shares to the Company at least one business day prior to the Closing Date.

            4. Consent to Transfers. To the extent, if any, that the consent of any Selling Stockholder to the conversion of shares of Series A Preferred Stock as contemplated by Section 3 hereof and/or the sale in the Offering of the shares of Common Stock issuable upon such conversion is required under the Company's articles of incorporation or bylaws, Maryland law, the Preferred Stock Purchase Agreement, the Shareholders' Agreement, the Joinder Agreement or otherwise, each of the Selling Stockholders hereby grants its consent to such conversion and subsequent sale.


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

New Mountain Partners, L.P.
MidOcean Capital Investors, L.P.
New Mountain Strayer Trust
March 9, 2004



            5. Applicable Law; Amendments; Counterparts; Signatory Authority.

            (a) The laws of the State of New York shall govern the interpretation, validity and performance of the terms of this letter agreement, without regard to the application of principles of conflicts of law.

            (b) This letter agreement may not be amended or modified except by a writing executed by all of the parties hereto.

            (c) This letter agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same letter agreement.

            (d) New Mountain hereby represents and warrants that Steven B. Klinsky, the sole Member of New Mountain GP, LLC, which is the general partner of New Mountain Investments, L.P., which is the general partner of New Mountain, is duly authorized to sign all stock powers and/or stock certificates on behalf of New Mountain to effect the sale to the Underwriters of the shares of Common Stock in connection with the Offering, and New Mountain hereby agrees to indemnify and hold harmless the Company from and against any loss arising out of any breach of this representation and warranty. MidOcean hereby represents and warrants that Andrew Spring, a Principal of MidOcean Capital Partners, L.P., which is the general partner of Existing Fund GP, Ltd., which is the general partner of MidOcean, is duly authorized to sign all stock powers and/or stock certificates on behalf of MidOcean to effect the sale to the Underwriters of the shares of Common Stock in connection with the Offering, and MidOcean hereby agrees to indemnify and hold harmless the Company from and against any loss arising out of any breach of this representation and warranty. New Mountain Trust hereby represents and warrants that DeDe Gerhart, a Vice President of Bank of America, N.A., which is the Trustee of New Mountain Trust is duly authorized to sign all stock powers and/or stock certificates on behalf of New Mountain Trust to effect the sale to the Underwriters of the shares of Common Stock in connection with the Offering, and New Mountain Trust hereby agrees to indemnify and hold harmless the Company from and against any loss arising out of any breach of this representation and warranty.

            6. Indemnification. The parties hereto acknowledge and agree that the indemnification and contribution provisions contained in Section 6 of the Registration Rights Agreement apply to the Offering. For purposes of the Offering, New Mountain Trust shall be deemed a Covered Holder pursuant to the Registration Rights Agreement.

            7. Termination. This letter agreement shall terminate, shall be deemed to be void ab initio and shall be of no further force or effect (a) on the date of termination of the Underwriting Agreement or (b) if the First Closing Date does not occur on or prior to March 31, 2004.


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




                                          Very truly yours,

                                          STRAYER EDUCATION, INC.


                                          By:  /s/ Steven A. McArthur
                                              ---------------------------------
                                               Name:   Steven A. McArthur
                                               Title:  Senior Vice President and
                                                       General Counsel


Confirmed and agreed as of the date first written above:

NEW MOUNTAIN PARTNERS, L.P.

By:   New Mountain Investments, L.P., its general partner
By:   New Mountain GP, LLC, its general partner

By:   /s/ Steven B. Klinsky
      -------------------------------
      Name:    Steven B. Klinsky
      Title:   Member


MIDOCEAN CAPITAL INVESTORS, L.P.

By:   MidOcean Capital Partners, L.P., its general partner
By:   Existing Fund GP, Ltd., its general partner

By:   /s/ Andrew Spring
      -------------------------------
      Name:    Andrew Spring
      Title:   Principal


NEW MOUNTAIN STRAYER TRUST

By:   Bank of America, N.A., as Trustee

By:   /s/ DeDe Gerhart
      -------------------------------
      Name:    DeDe Gerhart
      Title:   Vice President